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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)  September 28, 2001



                              LIFE SCIENCES, INC.
                              -------------------
            (Exact name of registrant as specified in its charter)



       Delaware                  0-5099                    59-0995081
----------------------------  ------------     ---------------------------------
(State or other jurisdiction  (Commission      (IRS Employer Identification No.)
   of incorporation)          File Number)



   2900 - 72nd Street North, St. Petersburg, Florida        33710
 -----------------------------------------------------   -------------
   (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code  (727) 345-9371
                                                   ---------------



                                Not applicable
                                --------------
         (Former name or former address, if changed since last report)



                              Exhibit Index - N/A
                              (Page 1 of 3 Pages)
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ITEM 5.   Other Events and Regulation FD Disclosure.
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     Other Events.  Life Sciences, Inc., a St. Petersburg, Florida based biotechnology company ("LSI" or "Life Sciences"), executed a letter of intent on September 28, 2001 with Intelligent Micro Patterning, LLC, also of St. Petersburg, Florida ("IMP"). The letter of intent contemplates the formation of a joint venture between Life Sciences and IMP to provide services to the medical diagnostics industry in the design and prototyping of microfluidic devices used in the detection of pathogenic viruses and other microorganisms. The venture's operations would be substantially reliant on a proprietary technology for low cost, rapid prototyping of microfluidic devices using a maskless photolithography system developed by IMP. IMP's system uses the University of South Florida's patented direct optical projection technology for exposing images on silicon wafers and other electronic devices. The technology incorporates advanced micro-optical techniques to project images directly onto quartz and polymeric substrates without the use of photomasks.

     Life Sciences expects to separately employ the same technology to develop and manufacture microfluidic devices to support its planned line of nucleic acid sequence based amplification (NASBA) based diagnostic tests for rapid detection of the pathogens associated with HIV, Hepatitis and other infectious diseases. The same technologies may be employed in the detection of waterborne and food-borne pathogens to include agents that may be employed in bioterrorism attacks. LSI anticipates that 12 to 18 months and between $1.5 and $2 million will be required to complete development and begin the manufacturing of microfluidic devices to support the performance of NASBA based assays.

     LSI expects the integration of microfluidic technology with the NASBA method for detection of pathogens will result in a significant reduction in the quantity of enzymes and other costly substrates required to carry out the tests. These economies, together with the use of other proprietary technology to enable heat sensitive chemicals used to carry out various reactions within the microfluidic devices to be shipped and stored at ambient temperate for extended periods of time, are expected to play a key role in Life Sciences' early achievement of profitable sales of its diagnostic products in China and other emerging market countries.

     Regulation FD. This report on Form 8-K is being filed for reasons other than those that would require a filing under Regulation FD.

     Forward-looking Statements. Some of the statements in this Form 8-K are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements reflect numerous assumptions, known and unknown risks, uncertainties and other factors that may affect the business and prospects of Life Sciences and cause the actual results, performance or achievements of LSI to differ materially from those expressed or implied by the forward-looking statements. These factors include: longer product development lead times; delays in product roll outs; failure to obtain anticipated contracts with third parties or orders from customers, or less favorable contracts with third parties or lower than expected volumes from customers; higher material and labor costs; unfavorable patent or other technology decisions; the availability of adequate sources of working capital and cash flow; economic and political conditions, especially in international markets, including civil unrest, military actions, governmental changes and restrictions on the ability to transfer capital across borders; and economic, competitive, technological, diplomatic, governmental and other factors.
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 8, 2001.

                                      LIFE SCIENCES, INC.


                                      By:   /s/  ALEX A. BURNS
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                                            Alex A. Burns, Vice President